EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G.  In evidence thereof, the undersigned hereby execute this Agreement as of June 9, 2011.

RBC HOLDINGS (CHANNEL ISLANDS) LIMITED

/s/ Ronald Paul Patterson
Signature

Ronald Paul Patterson/Director
Name/Title

/s/ Christopher Blampied
Signature

Christopher Blampied/Director
Name/Title

RBC CEES TRUSTEE LIMITED

/s/ Mike Evans
Signature

Mike Evans/Director
Name/Title

/s/ Alison Creed
Signature

Alison Creed/Director
Name/Title